Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES EARNINGS PER SHARE INCREASE OF 15%

SEATTLE, WASHINGTON – May 7, 2003, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings of $25,119,000 for the first quarter of 2003, compared with $22,230,000 for the same quarter of 2002, an increase of 13%.  Net revenues for the first quarter increased 16% to $170,026,000 as compared with $146,706,000 reported for the first quarter of 2002.  Total revenues and operating income were $556,346,000 and $37,529,000 for the first quarter of 2003 compared with $449,540,000 and $32,646,000 for the same quarter of 2002, increases of 24% and 15%, respectively.   Diluted net earnings per share for the first quarter was $.23 as compared with $.20 for the same quarter in 2002, an increase of 15%.  The company also reported that same store net revenues and operating income increased 16% and 15%, respectively during the first quarter of 2003 as compared with the same period in 2002.

“In light of everything that has transpired since our last earnings release, we believe that these results are more than respectable,” said Peter J. Rose, Chairman and Chief Executive Officer.  “In fact, we think they are nothing short of amazing.  The world situation provided plenty of challenges during the first quarter, but our employees, particularly those in the Far and Middle East, were equal to the task.  As always, these results are really about their extraordinary efforts to serve our customers,” Rose continued.

“This first quarter of 2003 saw strong year over year growth in each month.  However, the end of quarter rush that we usually expect in late March did not materialize in 2003.  Much as we may all wish for an easy life, it seems very likely that business uncertainty is the order of the day.  That having been said, we accept that good companies are strengthened by meeting and defeating strong challenges.  We haven’t shrunk from a challenge yet and we don’t intend to start now,” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 168 offices and 13 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

1st Quarter 2003 Earnings Release

May 7, 2003

Expeditors International of Washington, Inc.

Financial Highlights

Three months ended

March 31, 2003 and 2002

Unaudited

(in 000’s of US dollars except share data)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002	% Increase
Revenues	$556,346	$449,540	24%
Net Revenues	$170,026	$146,706	16%
Operating Income	$37,529	$32,646	15%
Net Earnings	$25,119	$22,230	13%
Diluted Earnings per share	$.23	$.20	15%
Basic Earnings per share	$.24	$.22	9%
Diluted weighted average shares outstanding	108,724,489	108,840,858
Basic weighted average shares outstanding	104,318,328	103,381,112

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.

All 2002 share and per share information have been adjusted to reflect a 2-for-1 stock split effected June 2002.

New Office Opened in the 1st Quarter of 2003

UNITED STATES

Austin, Texas

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to (206) 674-3459

Questions received by the end of business on May 8, 2003 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about May 12, 2003.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31, 2003	December 31, 2002
Assets

Current assets:
Cash and cash equivalents	$272,245	$211,859
Short-term investments	46	87
Accounts receivable, net	358,645	385,864
Other current assets	10,487	7,676
Total current assets	641,423	605,486

Property and equipment, net	233,742	204,966
Goodwill, net	5,725	5,299
Deferred Federal and state income taxes	10,504	11,008
Other assets	21,274	53,189

	$912,668	$879,948
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	525	1,319
Accounts payable	257,964	248,302
Accrued expenses, primarily salaries and related costs	76,832	79,847
Deferred Federal and state income taxes	12,854	9,678
Federal, state and foreign income taxes	12,191	16,990
Total current liabilities	$360,366	$356,136

Shareholders' equity:
Preferred stock, par value $.01 per share. Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 104,446,479 shares at March 31, 2003 and 104,220,940 shares at December 31, 2002	1,044	1,042
Additional paid-in capital	23,674	21,701
Retained earnings	537,155	512,036
Accumulated other comprehensive loss	(9,571)	(10,967)
Total shareholders' equity	552,302	523,812

	$912,668	$879,948

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.

Note:  All 2002 share and per share amounts have been adjusted for the 2-for-1 stock split effective June 2002.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended March 31,
	2003	2002
Revenues:
Airfreight	$266,814	$225,581
Ocean freight and ocean services	190,345	145,388
Customs brokerage and import services	99,187	78,571

Total revenues	556,346	449,540

Operating expenses:
Airfreight consolidation	201,340	166,554
Ocean freight consolidation	147,853	109,729
Customs brokerage and import services	37,127	26,551
Salaries and related costs	93,540	80,829
Rent and occupancy costs	10,995	9,725
Depreciation and amortization	5,779	5,661
Selling and promotion	5,307	4,438
Other	16,876	13,407
Total operating expenses	518,817	416,894

Operating income	37,529	32,646

Interest expense	(48)	(66)
Interest income	980	1,444
Other, net	790	1,257

Other income, net	1,722	2,635

Earnings before income taxes	39,251	35,281

Income tax expense	14,132	13,051

Net earnings	$25,119	$22,230

Diluted earnings per share	$0.23	$0.20

Basic earnings per share	$0.24	$0.22

Weighted average diluted shares outstanding	108,724,489	108,840,858

Weighted average basic shares outstanding	104,318,328	103,381,112

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.

Note:  All 2002 share and per share amounts have been adjusted for the 2-for-1 stock split effective June 2002.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2003	2002
Operating Activities:
Net earnings	$25,119	$22,230
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	198	(124)
Deferred income tax expense	2,944	4,070
Tax benefits from employee stock plans	2,157	3,008
Depreciation and amortization	5,779	5,661
Gain on sale of property and equipment	(43)	(1,478)
Other	983	250
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	27,554	(3,951)
Increase in other current assets	(1,027)	(1,249)
Increase in accounts payable and other current liabilities	314	15,233

Net cash provided by operating activities	63,978	43,650

Investing Activities:
Decrease (increase) in short-term investments	34	(22)
Purchase of property and equipment	(4,545)	(4,833)
Proceeds from sale of property and equipment	6	3,526
Cash paid for note receivable secured by real estate	—	(296)
Other	213	75

Net cash used in investing activities	(4,292)	(1,550)

Financing Activities:
Borrowings (repayments) of short-term debt, net	(849)	339
Proceeds from issuance of common stock	1,792	2,447
Repurchases of common stock	(1,974)	(402)

Net cash provided by (used in) financing activities	(1,031)	2,384

Effect of exchange rate changes on cash	1,731	(260)

Increase in cash and cash equivalents	60,386	44,224

Cash and cash equivalents at beginning of period	211,859	218,677

Cash and cash equivalents at end of period	272,245	262,901

Interest and taxes paid:
Interest	46	65
Income tax	14,041	3,831

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.

Non-Cash Investing Activities - Cash held in escrow of $30,954 was applied toward the purchase of land and a building in January 2003.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other N. America	Far East	Europe	Australia/ New Zealand	Latin America	Middle East	Elimi- nations	Consoli- dated
Three months ended March 31, 2003

Revenues from unaffiliated customers	$120,829	17,455	285,880	89,495	6,389	7,886	28,412	—	556,346
Transfers between geographic areas	$6,468	412	1,472	2,354	919	900	712	(13,237)	—
Total revenues	$127,297	17,867	287,352	91,849	7,308	8,786	29,124	(13,237)	556,346

Net revenues	$69,305	9,945	46,611	30,336	3,923	3,125	6,781	—	170,026
Operating income	$11,378	1,845	19,055	3,425	666	590	570	—	37,529
Identifiable assets at quarter end	$432,480	73,099	147,783	208,328	14,426	9,170	27,382	—	912,668
Capital expenditures	$2,273	227	997	766	10	82	190	—	4,545
Depreciation and amortization	$3,045	355	729	1,161	144	121	224	—	5,779
Equity	$552,302	54,173	125,563	45,543	9,880	1,690	4,156	(241,005)	552,302

Three months ended March 31, 2002

Revenues from unaffiliated customers	$108,700	14,383	225,961	65,293	4,647	6,868	23,688	—	449,540
Transfers between geographic areas	$5,363	436	1,412	2,226	902	812	600	(11,751)	—

Total revenues	$114,063	14,819	227,373	67,519	5,549	7,680	24,288	(11,751)	449,540

Net revenues	$62,507	8,276	40,200	23,872	3,137	2,816	5,898	—	146,706
Operating income	$9,533	1,341	17,020	2,230	669	232	1,621	—	32,646
Identifiable assets at quarter end	$423,411	33,402	117,894	119,133	10,962	9,317	24,510	(4,052)	734,577
Capital expenditures	$1,314	182	622	2,092	134	40	449	—	4,833
Depreciation and amortization	$3,189	368	688	875	111	170	260	—	5,661
Equity	$441,932	16,156	111,069	33,287	7,440	537	8,818	(177,307)	441,932

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.